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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              LIFE FINANCIAL CORP.
                              --------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                       (being applied for)
--------                                       ---------------------------------
(state of incorporation or organization)       (IRS Employer Identification No.)



4110 Tigris Way, Riverside, California         92503
--------------------------------------         -----
(Address of principal executive offices)       (Zip Code)



Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of class)





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Item 1. Description of Registrant's Securities to be Registered.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on January 27, 1997 as part of the Registrant's Registration Statement on Form S-4 (filed initially as Form S-1), No. 333-20497 and also part of the Registrant's Registration Statement on Form S-1, filed on May 19, 1997, No. 333-28035.
(See Exhibit 3 of Item 2).

Item 2. Exhibits.

      1. Copy of security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-4 (filed initially as Form S-1), No. 333-20497, filed on January 27, 1997.

      2. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-4 (filed initially as Form S-1), No. 333-20497, filed on January 27, 1997.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (filed initially as Form S-1), No. 333-20497, filed on January 27, 1997.

            (c)   Agreement and Plan of Reorganization

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (filed initially as Form S-1), No. 333-20497, filed on January 27, 1997.

      3. Copy of the portion of the Prospectus entitled "Description of Capital Stock of the Company," filed on January 27, 1997 as part of the Registrant's Registration Statement on Form S-4 (filed initially as Form S-1), No. 333-20497 and also part of the Registrant's Registration Statement on Form S-1, filed on May 29, 1997, No. 333-28035.




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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               LIFE FINANCIAL CORP.
                               --------------------
                                 (Registrant)


                               Date: June 6, 1997


                               By:   /s/  Daniel L. Perl
                                     -------------------
                                     Daniel L. Perl
                                     President and Chief Executive Officer